UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

WATERS INSTRUMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer Identification No.)

13705 26th Ave. N., Suite 102

Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 551-1125

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K of Waters Instruments, Inc. (the “Company”) originally filed on October 1, 2004 relates to the acquisition by the Company’s subsidiary, Zareba Systems Europe LTD, of Rutland Electric Fence Company Limited, a United Kingdom based company, on September 27, 2004. The purpose of this Amendment No. 1 is to amend Item 9.01 to provide financial statements and required pro forma financial information of the acquired business, neither of which were provided at the time of the initial filing of the Current Report on Form 8-K.

Cautionary Statement on Forward-Looking Information

This Amendment No. 1 to the Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management, potential acquisitions and market growth and opportunity.  These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so. Important cautionary statements and risk factors that would affect actual results are discussed in our periodic reports and registration statements filed with the Securities and Exchange Commission.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements of the acquired business.

Audited financial statements of Rutland Electric Fencing Company Limited as of and for the two years ended December 31, 2003 and 2002 are filed as part of this report on the pages immediately following the signature page of this Amendment No. 1 to the Current Report:

(b)                                 Pro forma financial information.

Unaudited Pro Forma Condensed Combined Financial Statements
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended as of June 30, 2004
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended as of June 30, 2004

(c)                                  Exhibits.

23.1                           Consent of PricewaterhouseCoopers LLP

99.1*                    Press Release dated September 27, 2004

*Previously filed with original Current Report on Form 8-K.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2004

WATERS INSTRUMENTS, INC.

By	/s/ Jerry W. Grabowski
Jerry W. Grabowski, President and
Chief Executive Officer

3

Item 9.01 (a) – Financial

Statements of the Acquired Business

Report of Independent Auditor

To the Board of Directors and Shareholders of Rutland Electric Fencing Co Limited:

We have audited the accompanying consolidated balance sheets of Rutland Electric Fencing Co Limited and its subsidiaries as of December 31, 2003 and December 31, 2002, consolidated profit and loss accounts, statements of recognized gains and losses, consolidated cash flow statements and the related notes to the financial statements for the years then ended which, as described in Note 1, have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rutland Electric Fencing Co Limited and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 24 to the consolidated financial statements.

PricewaterhouseCoopers LLP

Birmingham, England

December 9, 2004

4

Rutland Electric Fencing Co Limited

Consolidated financial statements
for the year ended 31 December 2003

Consolidated profit and loss account
for the year ended 31 December 2003

	Note	2003	2002
		£	£
All figures are in British pounds.
Turnover	2	4,796,892	4,743,822
Cost of sales		2,879,844	2,584,345
Gross profit		1,917,048	2,159,477
Administrative expenses		1,214,724	1,230,989
Other operating income		3,333	—
Operating profit	4	705,657	928,488
Profit on sale of fixed assets		178,254	—
Interest receivable and similar income		44,509	45,698
Interest payable and similar charges	5	9	354
Profit on ordinary activities before taxation		928,411	973,832
Tax on profit on ordinary activities	6	(234,861)	(275,488)
Profit for the financial year after taxation		693,550	698,344
Dividends	7	(20,000)	—
Retained profit for the financial year		673,550	698,344
Retained profit brought forward		3,579,860	2,881,516
Retained profit carried forward		4,253,410	3,579,860

The results above derive from continuing operations.

There is no material difference between the profit on ordinary activity before taxation and the profit retained for the years stated above, and their historical cost equivalents.

The notes on pages 5 to 20 form part of these financial statements.

Statement of recognized gains and losses
for the year ended 31 December 2003

	2003	2002
	£	£
Profit for the financial year	693,550	698,344
Revaluation of investment property	60,661	—
Total recognized gains and losses relating to the year	754,211	698,344

The notes on pages 5 to 20 form part of these financial statements.

Consolidated balance sheet
as at 31 December 2003

	Note	2003	2002
		£	£
Fixed assets
Tangible assets	8	1,938,235	1,696,249
Investment property	9	125,000	—
		2,063,235	1,696,249
Current assets
Stocks	10	1,344,106	1,310,014
Debtors	11	626,032	716,962
Cash at bank and in hand		1,796,149	1,325,216
		3,766,287	3,352,192
Creditors: amounts falling due within one year	12	(559,790)	(481,839)
Net current assets		3,206,497	2,870,353
Total assets less current liabilities		5,269,732	4,566,602
Provision for liabilities and charges	13	(88,578)	(119,659)
		5,181,154	4,446,943
Capital and reserves
Called up share capital	14	2,271	2,271
Revaluation reserve	15	60,661	—
Capital redemption reserve	16	857	857
Share premium	17	863,955	863,955
Profit and loss account		4,253,410	3,579,860
Equity - Shareholders’ funds	20	5,181,154	4,446,943

The notes on pages 5 to 20 form part of these financial statements.

Consolidated cash flow statement
for the year ended 31 December 2003

	Note	2003	2002
		£	£
Cash inflow from operating activities	21	947,233	810,665
Returns on investments and servicing of finance	22	44,500	45,344
Taxation		(265,941)	(225,184)
Capital expenditure	22	(234,859)	(503,949)
Equity dividends paid		(20,000)	—
Increase in cash in the period		470,933	126,876
Reconciliation of net cash flow to movement in net funds	23
Increase in cash in the period		470,933	126,876
Change in net funds resulting from cash flows		470,933	126,876
Movement in net funds in the period		470,933	126,876
Net funds at 1 January		1,325,216	1,198,340
Net funds at 31 December		1,796,149	1,325,216

The notes on pages 5 to 20 form part of these financial statements.

Notes to the financial statements
for the year ended 31 December 2003

1.              Accounting policies

Accounting convention

The consolidated financial statements are prepared under the historical cost convention as modified by the revaluation of certain assets. Intra group balances are fully eliminated on consolidation.

Turnover

Turnover represents amounts earned from the provision of goods and services which fall within the company’s ordinary activities after deduction of trade discounts and value added tax. The turnover and pre-tax profit is attributable to one activity, electric fencing equipment and ancillary products.

Tangible fixed assets

Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life:

Building                                                   -  2% a year
Plant and machinery                                    - 15% on reducing balance
Motor vehicles               - 25% on reducing balance

Investment properties

Investment properties are properties held for investment potential. These properties are not depreciated but are revalued by the company on an annual basis based on advice from appropriate qualified individuals. This treatment, as regards certain of the company’s investment properties, may be departure from the requirements of the Companies Act concerning depreciation of fixed assets. However, these properties are not held for consumption but for investment and the directors consider that systematic annual depreciation would be inappropriate. The accounting policy adopted is therefore necessary for the accounts to give true and fair view. Depreciation or amortisation is only one of many factors reflected in the annual valuation and the amount which might otherwise have been shown cannot be separately identify or quantified.

Stocks

Stock and work in progress are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items. Cost includes all direct expenditure and an appropriate proportion of fixed and variable overheads.

Cash

Cash is cash in hand and deposits repayable on demand.

Deferred tax

Deferred taxation is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax, with the following exceptions:

Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Warranty provision

Warranty provisions are established for the liability cost of future obligations under the company’s warranty offered with certain products. These provisions are estimated based on the historical incidence of costs.

Pensions

The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the profit and loss account

Research and development expenditure

Expenditure on research and development is written off against profits in the year in which it is incurred.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

2.              Turnover by destination

Turnover is analyzed by destination to geographical markets is as follows:

	2003	2002
	£	£
United Kingdom	3,947,309	3,671,239
Other EU countries	603,113	681,334
North America	165,116	262,517
Rest of the world	81,354	128,732
	4,796,892	4,743,822

The company operates as a single segment unit that is a manufacture of electric fencing equipments.

3.              Staff costs

	2003	2002
	£	£
Wages and salaries	900,598	863,454
Social security costs	92,697	76,854
Other pension costs	1,000	1,000
	994,295	941,308

The average monthly number of employees during the year was as follows:

	2003	2002

Production	29	26
Sales and distribution	15	15
Administration	9	9
	53	50

4.              Operating profit

Operating profit is stated after charging/(crediting):

	2003	2002
	£	£
Depreciation – owned assets	115,377	100,865
Auditors’ remuneration – statutory audit	5,000	5,000
Foreign exchange differences	(58)	(412)
Directors’ emoluments	72,617	73,442

5.              Interest payable and similar charges

	2003	2002
	£	£
Interest paid	9	354

6.              Taxation

Analysis of the tax charge

The tax charge on the profit on ordinary activities for the year was as follows:

	2003	2002
	£	£
Current tax
UK Corporation tax	265,000	265,000
Under-provision of taxation	942	—
Overprovision of taxation	—	(4,816)
Total current tax	265,942	260,184
Deferred taxation	(31,081)	15,304
Tax on profit on ordinary activities	234,861	275,488

Factors affecting the tax charge

The tax assessed for the year is lower than the standard rate of corporation tax in the UK. The differences are explained below:

	2003	2002
	£	£
Profit on ordinary activities before tax	928,411	973,832
Profit on ordinary activities multiplied by standard rate in the UK 28.269% (2002: 28.380%)	262,453	276,374
Effects of:
Timing differences	33,179	(8,868)
Disallowable expenditure: entertaining, donations & legal	1,561	888
Depreciation charged in excess of capital allowances for the year	13,418	4,152
Enhanced deduction in respect of research and development expenditure	—	(6,604)
Under/(over) provided in the previous year	942	(4,816)
Over/(under) provided in the current year	4,778	(942)
Rollover of profit on disposal of freehold property	(6,068)	—
Indexation relief – profit on disposal of freehold property	(33,415)	—
Profit on sale of fixed assets	(10,906)	—
Current tax charge	265,942	260,184

The tax rate of 28.269% (2002: 28.380%) has been used as the directors consider this to be the rate applicable to the company taking into account its level of profit.

7.              Dividends

	2003	2002
	£	£
Equity shares:
Interim (declared and paid)	20,000	—

8.              Tangible fixed assets

	Freehold property	Plant and machinery	Motor vehicles	Total
	£	£	£	£
Cost
At 31 December 2001	981,154	612,769	414,317	2,008,240
Additions	475,373	22,234	17,030	514,637
Disposals	—	—	(24,387)	(24,387)
At 31 December 2002	1,456,527	635,003	406,960	2,498,490
Additions	589,645	169,854	6,500	765,999
Disposals	(367,472)	(45,386)	(22,350)	(435,208)
Transfer to investment property	(71,887)	—	—	(71,887)
At 31 December 2003	1,606,813	759,471	391,110	2,757,394
Depreciation
At 31 December 2001	92,954	373,235	251,840	718,029
Charge for the year	21,848	36,589	42,428	100,865
Eliminated on disposals	—	—	(16,653)	(16,653)
At 31 December 2002	114,802	409,824	277,615	802,241
Charge for the year	24,102	59,255	32,020	115,377
Eliminated on disposals	(38,585)	(37,851)	(14,475)	(90,911)
Transfer to investment property	(7,548)	—	—	(7,548)
At 31 December 2003	92,771	431,228	295,160	819,159
Net book amount
At 31 December 2003	1,514,042	328,243	95,950	1,938,235
At 31 December 2002	1,341,725	225,179	129,345	1,696,249

9.              Investment property

	2003	2002
	£	£
Investment property
Transfer from freehold property at book value	64,339	—
Revaluation	60,661	—
External valuation at 31 December	125,000	—
Total	125,000	—

Freehold property, formerly part of the company’s trading premises which became surplus to requirements after the company moved to its new premises, has been transferred to investment property at book value and revalued on an open market basis by independent third party valuation experts.

10.       Stocks

	2003	2002
	£	£
Raw materials	365,143	439,479
Work in progress	32,575	61,016
Finished goods	955,403	828,079
Provision for stock	(9,015)	(18,560)
	1,344,106	1,310,014

11.       Debtors: amounts falling due within one year

	2003	2002
	£	£
Trade debtors	614,796	722,155
Provision for doubtful debts	(28,011)	(35,559)
Prepayments and other debtors	39,247	30,366
	626,032	716,962

12.       Creditors:  amounts falling due within one year

	2003	2002
	£	£
Trade creditors	200,199	144,574
Amounts owed to related parties: Directors	434	434
Social security & other taxes	64,958	35,899
Corporation tax	265,000	265,000
Accruals	29,199	35,932
	559,790	481,839

13.       Provisions for liabilities and charges

Provision for liabilities and charges comprises deferred taxation.

	2003	2002
	£	£
Deferred taxation	86,578	117,659
Warranty provisions	2,000	2,000
	88,578	119,659

	Deferred tax	Deferred tax
	£	£
Balance at 1 January	117,659	102,355
Profit and loss account	(31,081)	15,304
Balance at 31 December	86,578	117,659

The deferred tax provision relates to accelerated capital allowances. No provision has been made in respect of the revaluation of the investment property because the directors currently have no intention of selling the property and are of the opinion that the gain to date would be covered by indexation allowances.

	Warranty provisions	Warranty provisions
	£	£
Balance at 1 January	2,000	2,000
Utilised in the period	(2,400)	(1,600)
Charge in the period	2,400	1,600
Balance at 31 December	2,000	2,000

Warranty provisions relate to the estimated warranty costs in relation to the two years warranty offered on certain products. This cost is expected to be incurred within the next two years.

14.       Called up share capital

	2003	2002
	£	£
Authorised
1,000,000 ordinary £1 shares	1,000,000	1,000,000

Allotted and fully paid
2,271 ordinary £1 shares	2,271	2,271

15.       Revaluation reserve

	2003	2002
	£	£
Revaluation of property	60,661	—

16.       Capital redemption reserve

	2003	2002
	£	£
Capital redemption reserve	857	857

17.       Share premium

	2003	2002
	£	£
Share premium	863,955	863,955

18.       Capital commitments

	2003	2002
	£	£
Contracted but not provided for in the financial statements	—	502,500

19.       Related party disclosures

Mr L Dickinson and Mr R M Dickinson were owed £343 and £91 respectively (2002: £343 and £91 respectively) on their directors’ current accounts throughout the financial year. There is no other transaction within the year except directors’ emoluments.

20.       Reconciliation of movements in shareholders’ funds

	2003	2002
	£	£
Retained profit for the financial year	693,550	698,344
Dividends	(20,000)	—
	673,550	698,344
Other recognised gains and losses relating to the year – revaluation of investment property	60,661	—
Net addition to shareholders’ funds	734,211	698,344
Opening shareholders’ funds	4,446,943	3,748,599
Closing shareholders’ funds	5,181,154	4,446,943
Equity interests	5,181,154	4,446,943

21.       Reconciliation of operating profit to net cash inflow from operating activities

	2003	2002
	£	£
Operating profit	705,657	928,488
Depreciation charges	115,377	100,865
Profit on sale of fixed assets	(8,590)	(2,953)
Increase in stocks	(34,092)	(149,054)
Decrease/(increase) in debtors	90,930	(157,736)
Increase in creditors	77,951	91,055
Net cash inflow from operating activities	947,233	810,665

22.       Analysis of cash flows for headings netted in the cash flow statement

	2003	2002
	£	£
Returns on investments and servicing of finance
Interest received	44,509	45,698
Interest paid	(9)	(354)
Net cash inflow for returns on investments and servicing of finance	44,500	45,344
Capital expenditure
Purchase of tangible fixed assets	(765,999)	(514,637)
Sale of tangible fixed assets	531,140	10,688
Net cash outflow for capital expenditure	(234,859)	(503,949)

23.       Analysis of changes in net funds

	At 31 December 2002	Cash flow	At 31 December 2003
	£	£	£
Net cash
Cash at bank and in hand	1,325,216	470,933	1,796,149
	1,325,216	470,933	1,796,149
Total	1,325,216	470,933	1,796,149
Analysed in balance sheet
Cash at bank and in hand	1,325,216		1,796,149
	1,325,216		1,796,149

24.       Summary of significant differences between accounting principles generally accepted in the United Kingdom (“UK GAAP”) and accounting principles generally accepted in the United States (“US GAAP”).

The financial statements of the Company have been prepared in accordance with UK GAAP, which differs, in certain significant respects from US GAAP. The impact of these significant differences on UK GAAP profit for the year and shareholders’ equity and are summarised below.

Summary of adjustments to profit for the year ended:

	31 December 2003	31 December 2002
	£	£

Profit for the financial year under UK GAAP	693,550	698,344

US GAAP adjustments:
Depreciation of freehold property (i)	(1,075)	—
Taxation effects of above adjustments (ii)	325	—
Net income under US GAAP	692,800	698,344

Summary of adjustments to equity shareholders’ funds:

	31 December 2003	31 December 2002
	£	£
Shareholders’ equity under UK GAAP	5,181,154	4,446,943

US GAAP adjustments:
Revaluation of freehold property (i)	(61,736)	—
Deferred tax (ii)	325	—
Shareholders’ equity under US GAAP	5,119,743	4,446,943

(i)                                    Revaluation of fixed assets

Under UK GAAP, in accordance with Financial Reporting Standard 15, “Tangible Fixed Assets”, (FRS 15) fixed assets may be revalued upwards to their current value. The asset is revalued and stated within fixed assets at the revalued amount. The excess over cost is recorded as an adjustment to the fixed asset and within equity, in the revaluation reserve. This revalued amount then forms the basis for the asset depreciation charge thereafter over the remaining useful economic life.

Under US GAAP, upward revaluation of fixed assets, other than in a purchase business combination, is not permitted and fixed assets are carried at their historical cost. The depreciation charge is based on the historical cost carrying value to spread the historical cost over the useful economic life of the asset.

Under UK GAAP, freehold property that becomes held for investment purposes is reclassified out of property, plant and equipment and classified as investment property. Investment property is held at open market value and not depreciated. Under US GAAP, such properties are not classified separately from other property, plant and equipment, continue to be depreciated over their remaining useful economic lives and are valued at their historical basis cost.

(ii)                                Deferred tax

Under UK GAAP, in accordance with FRS 19, “Deferred Tax”, deferred tax is provided in full on all timing differences, which result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize, based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements. Deferred tax assets are recognized to the extent that it is regarded as more likely than not that they will be recovered. It is the Company’s policy that deferred tax assets and liabilities are not discounted.

Under US GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for all differences between the financial and tax bases of assets and liabilities and for tax loss carry forwards at the statutory rate when they are expected to be utilized, including the enacted change in future rates. Deferred tax assets are recognized only if their realization is considered more likely than not.  In the year ended 31 December 2003 and the year ended 31 December 2002 the company had no deferred tax assets.

A summary of the Company’s deferred tax position in accordance with UK and US GAAP is presented below:

	31 December 2003	30 December 2002
	£	£
Deferred tax liability in financial statements (UK GAAP)	86,578	117,659

Tax effects of timing differences:
Capital allowances and other timing differences	(325)	—
Deferred tax asset under US GAAP	86,253	117,659

(iii)                            Consolidated statement of cash flows

The Consolidated Statements of Cash Flows presented under UK GAAP have been prepared in accordance with FRS 1 (revised) Cash Flow Statements. There are certain differences from UK GAAP to US GAAP with regard to the classification of items within the cash flow statements and with regard to the definition of cash and cash equivalents.

In accordance with FRS 1 (revised), cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported. Under SFAS 95 cash flows are classified under operating activities (including cash flows from taxation and returns on investments and servicing of finance), investing activities and financing activities.

Under FRS 1 (revised) cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand. Under SFAS 95, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. Cash and cash equivalents do not include bank overdrafts.

A summary of the Company’s operating, investing and financing activities classified in accordance with US GAAP is presented below:

	Year ended 31 December 2003	Year ended 31 December 2002
	£	£

Net cash inflow from operating activities	661,292	585,481
Net cash used in investing activities	(234,859)	(503,949)
Net cash provided by financing activities	44,500	45,344

Net increase in cash and cash equivalents	470,933	126,876
Cash at beginning of period	1,325,216	1,198,340
Cash at end of period	1,796,149	1,325,216

(iv)                               Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect; reported amounts of assets and liabilities, disclosure and valuation of contingent assets and liabilities and the reported amounts of income and expenditure. Actual results may differ from estimates included in the financial statements.

(v)                                   Recently Issued Accounting Standards

In June 2002, the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities.  The new statement addresses the accounting for costs associated with exit or disposal activities. The provisions of the statement were effective for disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have an impact on the Company’s financial position or results of operations. The new standard principally affects the Company’s timing of when charges are recorded as opposed to the amount of the ultimate charge. There have been no exit or disposal activities in the periods presented.

The Company adopted the provisions of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others in the third quarter of fiscal year 2003. The disclosure provisions of the interpretation are effective for the Company’s financial statements for the third quarter of fiscal year 2003. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The implementation of this accounting pronouncement did not have a material effect on the Company’s results of operations, financial position or cash flows.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires certain variable interest entities (VIEs), to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not believe the application of this interpretation will have a material impact on its consolidated financial statements.

25.       Subsequent events

During September 2004, the shareholders of the Company entered into an arrangement to sell the assets and trade of the Company, excluding the land and buildings to Waters Instruments Inc for £5.5 million. The sale closed on September 27, 2004 and thereafter the Company became a fully consolidated subsidiary of Waters Instruments, Inc. a public company listed on Nasdaq SmallCap Market.

Item 9.01 (b) – Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 27, 2004, through its newly formed subsidiary, Zareba Systems Europe Limited (Zareba Systems Europe), the Company acquired Rutland Electric Fencing Company Ltd. (Rutland), a manufacturer and distributor of electronic fencing equipment which is located in Oakham, United Kingdom (U.K.).  Under the Stock Purchase Agreement, the Company purchased all of the issued and outstanding share capital for a purchase price of £5,850,000 (approximately $10.5 million) plus or minus other adjustments that will be determined after certain audit procedures are performed on the closing balance sheet. The transaction was funded by a loan to Zareba Systems Europe from the Bank of Scotland in the approximate amount of $3,985,200, combined with a new loan to Waters from Wells Fargo Business Credit, Inc. in the amount of $5,130,000, and a cash investment by Waters of $900,000. The assets and liabilities acquired were recorded at their estimated fair values on the date of acquisition.

No pro forma balance sheet is presented as the Company has already reflected Rutland in its consolidated balance sheet as of September 30, 2004 as filed in its form 10-QSB.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2004 includes the historical operations of Waters Instruments, Inc. and Rutland Electric Fence Company Limited and gives effect to the acquisition and related financings as if they had occurred at the beginning of fiscal 2004 (July 1, 2003).  The translation of Rutland Electric Fence Company Limited’s statement of operations into U.S. dollars was based on an average of the exchange rate during the twelve month period ended June 30, 2004.

The unaudited pro forma condensed combined statement of operations is based on available information and the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed combined statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods.  The unaudited pro forma statement of operations is based upon assumptions and adjustments that we believe are reasonable and is qualified in its entirety and should be read in conjunction with the historical financial statements and accompanying notes of the Company included in the annual report on form 10-KSB for the year ended June 30, 2004 and the quarterly report on form 10-QSB for the three months ended September 30, 2004.

The combining companies have different year-ends for reporting purposes. The Company has a fiscal year-end of June 30; whereas, Rutland had a fiscal year-end of December 31. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2004, includes Rutland’s unaudited statement of operations for the twelve months ended June 30, 2004.

The Rutland Electric Fence Company Limited (REFCO) acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated and preliminary fair values from a third-party valuation firm. Further adjustments could be made to the intangible assets prior to finalization.  Final adjustments to the acquired assets and assumed liabilities will be made following completion of reviews by management of post acquisition related costs. Changes in acquired assets and assumed liabilities will be reflected as a change in the allocated fair value of the identifiable tangible and intangible assets and liabilities and goodwill in the period in which this determination is made, which management expects to be by December 31, 2004.

Below is a table of the purchase price and consideration used.

Amount
(in thousands)

Purchase price	$10,530
Deficiency net asset value impacting price	(477)
Adjusted purchase price	10,053
Incremental U.S. Bank Debt	(5,130)
U.K. Bank Debt	(3,985)
Cash portion of consideration paid	$(938)

Below is a table of the allocation of estimated purchase price.

Amount
(in thousands)

Adjusted Purchase price	$10,053
Liabilities assumed	4,295
Deferred tax liabilities	543
Estimated acquisition fees and expenses	313
Total estimated purchase price	15,204

Less: tangible assets acquired stated at fair market value	(9,127)
Excess purchase price allocated to goodwill and other intangibles	$6,077

Increase in goodwill and other intangibles:
Purchase price allocated to:
Goodwill	$4,538
Trademarks	521
Customer Relationships	1,018
Total increase in goodwill and other intangibles	$6,077

The excess purchase price allocated to the fair market value of the acquired intangible assets was preliminarily determined by a third party valuation and is expected to be finalized by December 31, 2004.

The amortization period for the acquired intangibles assets is as follows:

Acquired Intangible Asset	Economic Life
Goodwill	Non-amortizable
Trademarks	Indefinite lived asset – no amortization
Customer Relationships	7 year – amortized

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2004

	Waters	REFCO (1)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data)
Net sales	$24,186	$8,419	$		$32,605
Cost of goods sold	14,958	4,747			19,705
Gross profit	9,228	3,672			12,900
Operating expenses
Selling and marketing	4,153	855	—		5,008
General and administrative	2,388	1,093	141	(3)	3,722
Research and development	795	125	—		920
Total operating expenses	7,336	2,073	141		9,550
Gain on sale of building	1,222	—	—		—
Operating income from continuing operations	3,114	1,599	(141)		4,572
Other income (expense)
Interest income	4	—	—		4
Interest expense	(157)	—	(468	)(2)	(625)
Other income (expense), net	(149)	—	—		(149)
Income from continuing operations before income taxes	3,100	1,599	(609)		3,839
Income tax provision	1,124	480	(200	)(4)	1,404
Income from continuing operations	1,976	1,119	(409)		2,435

Income from continuing operations per share
- Basic	$0.85				$1.05
- Diluted	$0.81				$1.00
Weighted average number of shares outstanding:
- Basic	2,311,723				2,311,723
- Diluted	2,429,502				2,429,502

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2004

(1)                                  Excludes the operating results of the real estate operations of Rutland which were not acquired.

(2)                                  Represents incremental interest expense costs arising from the acquisition financing.  The adjustment to interest has been calculated as follows:

Amount
(in thousands)

Incremental interest expense on incremental U.S. credit facility	$(247)
Interest expense on U.K. credit facility.	(221)
$(468)

United States Financing

The Company executed a new Wells Fargo (WF) credit facility for the September 27, 2004 acquisition of Rutland Electric Fencing Company Ltd shares.  The WF credit facility secured by the Company included an aggregate credit limit of $8.2 million consisting of revolving credit up to $6 million and term credit up to $2.2 million. Under this credit facility, the Company borrowed $5.13 million for the Rutland acquisition.  Under the terms of the new WF credit facility agreement, interest is charged on outstanding balances at the rate of one half of one percent or (.50 percent) above base rate.  The initial term of the agreement is for three years renewable on an annual basis thereafter. WF charges a fee of 0.25 percent on the unused portion of the credit facility.

United Kingdom Financing

Also, in September 2004, the Company secured a £2,214,000 term loan (approximately $3,985,200) and a £500,000 (approximately $899,400) overdraft facility from the Bank of Scotland (BoS) in the United Kingdom for the acquisition of Rutland Electric Fence Company Ltd shares. Under the terms of the BoS credit facility agreement, interest is charged on outstanding balances at the rate of two and one eighth percent or (2.125 percent) above the base rate with a 5-year term. BoS charges an arrangement fee equivalent to 1 percent of the loan and overdraft facility.

Both Wells Fargo and the Bank of Scotland credit facilities are collateralized by collateral of the Company in their respective localities.

The effect on net income of a 1/8% variance in interest rates on the debt used in this acquisition would have an annual impact of approximately $8,000.

(3)                                  Represents incremental amortization of intangible assets (excluding goodwill and trademarks) arising from the acquisition.  Incremental customer relationships intangibles of approximately $1,018,000 are amortized on a straight line basis over seven years.  Fair value determinations, periods and methods of amortization were derived from a third-party appraisal and final determinations by management.

(4)                                  Represents an adjustment to the income tax provision by the statutory tax rate resulting from incremental proforma adjustment expenses.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K/A

Date of Report:	Commission File No.:
September 27, 2004	0-1388

WATERS INSTRUMENTS, INC.

EXHIBIT NO.	ITEM

23.1	Consent of PricewaterhouseCoopers LLP

99.1*	Press Release dated September 27, 2004

*Previously filed with original Current Report on Form 8-K.